Exhibit 23.1


                       Consent of Independent Accountants

We consent to the incorporation by reference in Registration Statements No. 333-55218 and No. 333-45560 of First Ecom.com, Inc. on Form S-3 and on Form S-8, respectively, of our report dated March 9, 2001, appearing in the Annual Report on Form 10-K of First Ecom.com, Inc.for the year ended December 31, 2000.

Deloitte Touche Tohmatsu
Hong Kong
April 27, 2001